EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of February 26, 2014

Organized under the Laws of
MTXEPS LLC	California
Data Pathing Holding LLC	Delaware
NCR EasyPoint LLC	Delaware
NCR European and South American Holdings LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Indonesia LLC	Delaware
NCR International, Inc.	Delaware
NCR Italia Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Middle East Holdings, LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
North American Research Corporation	Delaware
Prime Nanotech LLC	Delaware
Quantor Holding LLC	Delaware
Retalix Holdings, Inc.	Delaware
StoreNext Retail Technologies LLC	Delaware
Radiant Payment Services, LLC	Georgia
The National Cash Register Company	Maryland
Cornell Mayo Associates, Inc.	North Carolina
Retail Control Systems, Inc.	Texas
Retalix USA, Inc.	Texas
TCR Business Systems, Inc.	Texas
Texas Digital Systems, Inc.	Texas
Fandango Holdings Corporation	Delaware
Fandango Intermediate Holdings Corporation	Delaware
Digital Insight Corporation	Delaware
NCR Argentina S.R.L.	Argentina
Alaric International Pty Ltd.	Australia
NCR Australia Pty, Ltd.	Australia
Quest Retail Technology Pty Ltd.	Australia
Radiant Holdings Pty Ltd.	Australia
Radiant Systems Asia-Pacific Pty Ltd.	Australia
Retalix Australia PTY Ltd.	Australia
RADS Australia Holdings Pty Ltd.	Australia
NCR Oesterreich Ges.m.b.H.	Austria
Orderman GmbH	Austria
Radiant Systems GmbH	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Hospitality Bahrain SPC	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda

NCR Bermuda (2006) Limited	Bermuda
NCR Services Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
NCR Brasil - Industria de Equipamentos para Automacao S.A.	Brazil
NCR Brasil Ltda.	Brazil
POS Integrated Solutions De Brasil Comercio E Services de Informatica S.A.	Brazil
RDS South American Comercio E Servicos De Informatica S.A.	Brazil
Wyse Sistemas de Informatica Ltda.	Brazil
NCR Canada Ltd.	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR Comercial E Inversiones Limitada	Chile
NCR (Beijing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Shanghai) Technology Services Ltd.	China
Radiant Systems (Shanghai) Co. Ltd.	China
Retalix Technology (Beijing) Co. Ltd.	China
Fondo Colombiano de Inversiones de Capital de Riesgo S.A.	Colombia
NCR Colombia Ltda	Colombia
Papeles y Suministros del Cuaca S.A.	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR Ceska Republika spol. S.r.o.	Czech Republic
Radiant Systems, s.r.o.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana C. por A.	Dominican Republic
NCR Finland OY	Finland
4Front Technologies SA France	France
NCR France, SNC	France
Retalix France SARL	France
NCR Antilles S.A.R.L.	French W.I.
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
Alaric International Korlatolt Felelossegu Tarsasag	Hungary
NCR Global Service Center K.f.t.	Hungary
NCR Magyarorszag Kft.	Hungary
NCR Corporation India Private Limited	India
Radiant Systems Retail Solutions Private Limited	India
P. T. NCR Indonesia	Indonesia
NCR Airside Ireland Limited	Ireland
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR International Technology Limited	Ireland
DemandX Ltd.	Israel
Kohav Orion Advertising Information Ltd.	Israel
Moon Holdings S.P.V Ltd.	Israel

Orlan Orion Systems Ltd.	Israel
P.O.S. (Restaurant Solutions) Ltd.	Israel
Palm Point Ltd.	Israel
Retalix Israel Ltd.	Israel
Retalix Ltd.	Israel
StoreAlliance.com Ltd.	Israel
StoreNext Ltd.	Israel
StoreNext Strategy	Israel
Tamar Industries M.R. Electronic Ltd.	Israel
TradaNet Electronic Commerce Services Ltd.	Israel
NCR Italia S.r.l.	Italy
Retalix Italia S.p.A.	Italy
Global Solution Services, Ltd.	Japan
NCR Holdings, Ltd.	Japan
NCR Japan, Ltd.	Japan
NCR (Kenya) Limited	Kenya
NCR Korea Co Ltd.	Korea
NCR International & Co Holdings Luxembourg SNC	Luxembourg
NCR International & Co Luxembourg SNC	Luxembourg
Radiant Systems International S.e.n.c.	Luxembourg
Radiant Systems International 2 S.e.n.c.	Luxembourg
RADS International SARL	Luxembourg
Orderman S.Á R.L.	Luxeumbourg
NCR (Macau) Limited	Macau
Alaric International Sdn. Bhd.	Malaysia
NCR (Malaysia) Sdn. Bhd.	Malaysia
Radiant Systems Retail Solutions Sdn. Bhd.	Malaysia
Tricubes NCR JV Sdn. Bhd.	Malaysia
NCR Consumables, S.A. de C.V.	Mexico
NCR de Mexico, S.A. de C.V.	Mexico
NCR Global Consumables Solutions, S.A. de C.V.	Mexico
NCR Solutions de Mexico S. de R.L. de C.V.	Mexico
Keynesplein Holding C.V.	Netherlands
NCR Aftermarket B.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Dutch Holdings C.V.	Netherlands
NCR EMEA Service Logistics Center B.V.	Netherlands
NCR Nederland B.V.	Netherlands
NCR (NZ) Corporation	New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A.	Panama
NCR del Peru S.A.	Peru
NCR Cebu Development Center, Inc.	Philippines
NCR Corporation (Philippines)	Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Iberia Lda.	Portugal
NCR Qatar LLC	Qatar
NCR A/O	Russia
NCR D.O.O. Beograd	Serbia

NCR Asia Pacific PTE Limited	Singapore
NCR Singapore Pte Ltd.	Singapore
Radiant Systems Retail Solutions Pte Ltd.	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
Orderman Iberica S.L.	Spain
Radiant Systems Retail Solutions, S.L.	Spain
RTB Corporation S.L.	Spain
Service Industries Spain S.L.	Spain
National Registrierkassen AG	Switzerland
NCR (Switzerland) GmbH	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Ltd.	Thailand
NCR Bilisim Sistemleri, LS	Turkey
NCR Ukraine Limited	Ukraine
Alaric Systems Limited	United Kingdom
Eurographics Industries Ltd.	United Kingdom
Express Boyd Limited	United Kingdom
Fluidtopco Ltd.	United Kingdom
NCR Financial Solutions Group Limited	United Kingdom
NCR Limited	United Kingdom
NCR Properties Limited	United Kingdom
NCR UK Finance Limited	United Kingdom
NCR UK Group Limited	United Kingdom
NCR UK Holdings Limited	United Kingdom
NCR UK Partners LLP	United Kingdom
Radiant Systems UK (II) Limited	United Kingdom
Radiant Systems Limited	United Kingdom
Retalix (UK) Limited	United Kingdom
N. Timms & Co (Private) Ltd.	Zimbabwe
NCR Zimbabwe (Private) Limited	Zimbabwe